UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: April 12, 2012

(Date of earliest event reported)

H.B. FULLER COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 001-09225

Minnesota	41-0268370
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1200 Willow Lake Boulevard

P.O. Box 64683

St. Paul, MN 55164-0683

(Address of principal executive offices, including zip code)

(651) 236-5900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 12, 2012, H.B. Fuller Company (the “Company”) held its 2012 Annual Meeting of Shareholders (“Annual Meeting”) for the purposes of the election of three directors for a three-year term, a non-binding advisory vote to approve the compensation of our named executive officers disclosed in the proxy statement and the ratification of the appointment of KPMG LLP as H.B. Fuller’s independent registered public accounting firm for the fiscal year ending December 1, 2012. As of the record date, there were a total of 49,815,955 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 47,433,166 shares of Common Stock were represented in person or by proxy, therefore a quorum was present.

The voting results for the election of three directors for a three year-term were as follows:

	For	Withheld	Broker Non-Votes
Juliana L. Chugg	42,570,258	1,361,300	3,501,608
Thomas W. Handley	42,578,571	1,352,987	3,501,608
Alfredo L. Rovira	42,581,306	1,350,252	3,501,608

The voting results on a non-binding advisory vote to approve the compensation of the Company’s named executive officers disclosed in the Company’s 2012 proxy statement were as follows:

For	Against	Abstain	Broker Non-Votes
39,447,336	2,842,712	1,641,510	3,501,608

Votes regarding ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the fiscal year ending December 1, 2012, were as follows:

For	Against	Abstain
46,512,858	854,906	65,402

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H.B. FULLER COMPANY

By:	/s/ Timothy J. Keenan
Timothy J. Keenan Vice President, General Counsel and Corporate Secretary

Date: April 16, 2012